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                                                                EXHIBIT 9(a)

                              UNANIMOUS WRITTEN CONSENT

                                          OF

                                THE BOARD OF DIRECTORS

                                          OF

                                   FIBERCHEM, INC.


    The undersigned, constituting all the directors of FIBERCHEM, INC., a Delaware corporation (the "Company"), do hereby consent to adopt and approve in writing the following corporate action without a meeting in accordance with Section 141(f) of the Delaware General Corporation Law:

    WHEREAS the Company's cash position is such that the Company may be in need of additional funds to continue in its present form, and

    WHEREAS it is the Company's desire to retire as many derivative securities as possible in order to reform its capital structure, and

    WHEREAS there has been a decrease in the market price of the Company's Common Stock, it is therefore

    RESOLVED, that effective April 17, 1997, the Exercise Price of the Class D Warrants, held by those parties as set forth in Schedule B attached hereto, currently exercisable at $1.10 per share, shall be decreased to $.30


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    through May 16, 1997, when the price reverts to the Original Exercise Price of $1.10 (and subject to the Company's filing of a Schedule 13E-4 with the Securities and Exchange Commission); and it is further



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    RESOLVED, that the Company is hereby authorized to give notice to the holders of the aforementioned Class D Warrants, informing such holders of the above corporate action; and it is further


    RESOLVED, that the appropriate officers of the Corporation be, and hereby are, authorized to take such further action and to do such further acts as to them may be deemed necessary, proper, convenient or desirable to effectuate the intent of the foregoing resolutions.


Dated: May 2, 1997



/s/ Scott J. Loomis                              /s/ Irwin J. Gruverman
---------------------------------                -----------------------------
Scott J. Loomis                                  Irwin J. Gruverman


/s/ Walter Haemmerli                             /s/ Dale W. Conrad
--------------------------------                 ------------------------------
Walter Haemmerli                                 Dale W. Conrad


/s/  Gerald T. Owens                             /s/ Geoffrey F. Hewitt
--------------------------------                 ------------------------------
Gerald T. Owens                                  Geoffrey F. Hewitt


/s/ Byron A. Denenberg
-------------------------------
Byron A. Denenberg


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